Exhibit 10.1

FIRST AMENDMENT

TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of August 30, 2012, by and between COMERICA BANK (“Bank”) and CARBONITE, INC., a Delaware corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of May 11, 2011, as amended, modified, supplemented, extended or restated from time to time (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	Section 6.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

6.6 Accounts. Borrower shall maintain, and shall cause all of its Subsidiaries to maintain, all of its and their depository and operating accounts with Bank and all of its and their securities and investment accounts with Bank and Bank Affiliates (subject to control agreements satisfactory to Bank); provided, however, (a) so long as (i) no Event of Default has occurred that is continuing and (ii) Borrower maintains unencumbered Cash in one or more accounts with Bank or Bank Affiliates in an amount in excess of fifty percent (50%) of the combined value of all of its deposit, operating, securities and investment accounts (whether maintained with or through Bank or any other Person), Borrower may maintain cash and securities in excess of such amount in those accounts outside of Bank that are identified on the Schedule, so long as such accounts remain, at all times, subject to Bank’s first priority security interest, pursuant to account control agreements in form and substance satisfactory to Bank, (b) Borrower’s Subsidiaries may maintain cash and securities in the accounts outside of Bank identified on the Schedule, so long as such accounts (other than accounts of Excluded Foreign Subsidiaries) remain, at all times, subject to Bank’s first priority security interest, pursuant to account control agreements in form and substance satisfactory to Bank, and (c) Carbonite China may maintain its accounts outside of Bank that are identified on the Schedule and such accounts may be maintained without being subject to an account control agreement.

2.	Section 6.7 of the Agreement is hereby amended and restated in its entirety to read as follows:

6.7 Financial Covenants. Borrower shall at all times maintain the following financial and operational ratios and covenants:

(a) Minimum Current Ratio. From and after the date on which the outstanding Obligations are first equal to or exceed Five Million Dollars ($5,000,000), a ratio of (i) the sum of Borrower’s Cash plus the net billed amount of all Accounts aged less than ninety (90) days from invoice date, to (ii) Current Liabilities (excluding deferred revenue), of at least 1.25 to 1.00, tested as of the last day of each Reporting Period.

(b) Minimum Active Subscriptions. From and after the date on which the outstanding Obligations are first equal to or exceed Five Million Dollars ($5,000,000), not fewer than One Million (1,000,000) subscribers (not Affiliated with Borrower) under active Subscription Agreements, tested as of the last day of each Reporting Period.

3. Exhibit A to the Agreement is hereby amended by adding, or amending and restating, the following defined terms to read as follows:

“Aggregate Acquisition Cap” means, for any time of determination, Thirty Million Dollars ($30,000,000) if, at such time, the Net Cash Amount, both before and after giving effect to the subject

Acquisition Transaction, is equal to or greater than Twenty Million Dollars ($20,000,000). In respect of any Acquisition Transaction, the Aggregate Acquisition Cap applicable to such Acquisition Transaction shall be determined based on the Net Cash Amount calculated both before and after giving effect to the consummation of such Acquisition Transaction. For the sake of clarity, the parties acknowledge and agree that such amounts are not incremental and that each Acquisition Transaction shall count against the Aggregate Acquisition Cap and all subsequent calculations of the Aggregate Acquisition Cap.

“Cash” means unrestricted cash, cash equivalents and marketable securities.

“Current Liabilities” means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all Obligations owing to Bank.

“First Amendment Closing Date” means August 30, 2012.

“Pricing Addendum” means that certain Prime Referenced Rate Addendum to Loan and Security Agreement, by and between Bank and Borrower, dated as of the First Amendment Closing Date, as amended, modified, supplemented or restated from time to time, a copy of which is attached hereto as Exhibit F.

“Revolving Line” means a Credit Extension of up to Twenty Five Million Dollars ($25,000,000).

“Revolving Maturity Date” means August 30, 2013.

4. Exhibit D to the Agreement is hereby amended and restated in its entirety and replaced with Exhibit D attached hereto.

5. Exhibit E to the Agreement is hereby amended and restated in its entirety and replaced with Exhibit E attached hereto.

6. Exhibit F to the Agreement is hereby amended and restated in its entirety and replaced with Exhibit F attached hereto.

7. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

8. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement (as amended by this Amendment). The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement. Borrower hereby further affirms its absolute and unconditional promise to pay to Bank the Advances, all other Credit Extensions and all other amounts due under the Letters of Credit and the other Loan Documents (including, without limitation, the Obligations), at the times and in the amounts provided for therein. Borrower confirms and agrees that the obligations of Borrower to Bank under the Agreement as supplemented hereby are secured by and entitled to the benefits of the Loan Documents. The parties agree that this Amendment shall be deemed to be one of the Loan Documents under the Agreement. Nothing in this Amendment shall constitute a satisfaction of any of Borrower’s Obligations.

9. In order to induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

9.1 The representations and warranties contained in the Agreement and the other Loan Documents were true and correct in all material respects when made and continue to be true and correct in all material respects as of the date of this Amendment.

9.2 Both before and immediately after giving effect to this Amendment and the other transactions contemplated hereby, no Event of Default, or other event or circumstance that with the giving of notice or the passage of time could become an Event of Default, has occurred and is continuing.

9.3 The execution, delivery, and performance by Borrower of this Amendment and the other documents, instruments and agreements to which Borrower is a party delivered or to be delivered to Bank in connection herewith (i) are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower, (ii) do not require any governmental or third party consents, except those which have been duly obtained and are in full force and effect, (iii) do not and will not conflict with any requirement of law, Borrower’s or any Guarantor’s articles or certificate of incorporation, bylaws, operating agreement, partnership agreement, minutes or resolutions, (iv) after giving effect to this Amendment, do not result in any breach of or constitute a default under any agreement or instrument to which Borrower, any Guarantor or any of their respective Subsidiaries is a party or by which they or any of their respective properties are bound, and (v) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon any of the assets or properties of Borrower or any Guarantor, other than those in favor of Bank.

9.4 This Amendment and the other instruments and agreements delivered or to be delivered to Bank in connection herewith have been duly executed and delivered by Borrower and constitutes the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, (ii) enforcement may be subject to general principles of equity, and (iii) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought.

9.5 Borrower does not have any right of offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to any of its liabilities, obligations or indebtedness arising under or in connection with any Loan Document.

10. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) an amended and restated Pricing Addendum, duly executed by Borrower;

(c) an Affirmation of Guaranties and Security Agreement, duly executed by each Guarantor;

(d) undated assignments separate from certificate (aka stock powers) duly executed in blank by Borrower with respect to the shares of stock owned by Borrower in each Guarantor;

(e) corporate resolutions and incumbency certifications, duly executed by Borrower and each Guarantor;

(f) a fully-earned and non-refundable amendment fee in the amount of $22,500, which may be debited from any of Parent’s or any other Borrower’s accounts;

(g) an amount equal to all Bank Expenses incurred through the date of this Amendment, which amounts may be debited from any of Borrower’s accounts with Bank; and

(h) such other documents, instruments and certificates and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

11. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

CARBONITE, INC.

By:	/s/ David Friend
Title:	Chief Executive Officer

COMERICA BANK

By:	/s/ James Demoy
Title:	Vice President

[Signature Page to First Amendment to Loan and Security Agreement]

EXHIBIT D

BORROWING BASE CERTIFICATE

Borrower: Carbonite, Inc.	Bank:	Comerica Bank
Technology & Life Sciences Division
Commitment Amount: $25,000,000		Loan Analysis Department
100 Federal Street
28th Floor, MC 5119
Boston, MA 02110
Phone: (617) 757-6336
Fax: (617) 757-6351

CONSUMER SUBSCRIPTION CONTRACT PAYMENTS

1. Total Cash Receipts From Credit Card Sales for consumer Subscription Contracts for 3 months ending			$

BUSINESS SUBSCRIPTION CONTRACT ACCOUNTS RECEIVABLE
2. Accounts (for business Subscription Contracts) invoiced during 3 months ending			$

3. Additions (please explain on reverse)			$

4. TOTAL ACCOUNTS RECEIVABLE AS OF			$

BUSINESS SUBSCRIPTION CONTRACT ACCOUNTS DEDUCTIONS (without duplication)
5. Amounts over 90 days	$

6. Credit Balances over 90 days	$

7. Balance of 25% over 90 day	$

8. Concentration limits 25%	$

9. Foreign Accounts	$

10. Governmental Accounts	$

11. Contra Accounts	$

12. Promotion or Demo Accounts	$

13. Intercompany/Employee Accounts	$

14. Other (please explain below)	$

15. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS			$

16. Eligible Subscription Contract Accounts (#4 minus #15)			$

AVERAGE SUBSCRIPTION RENEWAL RATE
17. Actual renewals during month ending (three months prior)

18. Scheduled/ Eligible renewals during month ending (three months prior)

19. Month 3 Renewal Rate (#17 divided by #18)

20. Actual renewals during month ending (two months prior)

21. Scheduled/ Eligible renewals during month ending (two months prior)

22. Month 2 Renewal Rate (#20 divided by #21)

23. Actual renewals during month ending (month ending on Certificate date)

24. Scheduled/ Eligible renewals during month ending (month ending on Certificate date)

25. Month 1 Renewal Rate (#23 divided by #24)

26. ADVANCE RATE ([#19 plus #22 plus #25] divided by 3]

BORROWING BASE
27. Applicable Bookings (#1 plus 16)	$

28. BORROWING BASE (#26 times #27)	$

BALANCES
29. Maximum Loan Amount		$25,000,000
30. Total Funds Available (Lesser of #28 or #29)			$

31. Outstanding under Sublimits (if any)			$

32. Present balance owing on Line of Credit			$

33. Reserve Position (#30 minus #31 and #32)			$

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank.

Comments:
BANK USE ONLY Rec’d By: Date: Reviewed By: Date:
CARBONITE, INC. Authorized Signer

EXHIBIT E

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	Comerica Bank Technology & Life Sciences Division Loan Analysis Department 250 Lytton Avenue 3rd Floor, Mail Code 4240 Palo Alto, California 94301 Phone: 650-462-6060 Fax: 650-462-6061

FROM: CARBONITE, INC.

The undersigned authorized Officer of CARBONITE, INC., a Delaware corporation (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i)Borrower is in complete compliance for the period ending                                                                   with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof (provided, however, that those representations and warranties expressly referring to another date remain true, correct and complete in all material respects as of such date). Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” or “Applicable” column.

REPORTING COVENANTS	REQUIRED		COMPLIES

Company Prepared Monthly F/S	Monthly*, within 25 days		YES	NO
Compliance Certificate	Monthly*, within 25 days		YES	NO
CPA Audited, Unqualified F/S	Annually, within 180 days of FYE		YES	NO
Borrowing Base Cert., A/R & A/P Agings	Monthly*, within 25 days		YES	NO
Detailed Schedules re Applicable Bookings, Subscription Renewal Rate and Advance Rate calculations	Monthly, within 25 days		YES	NO
Annual Business Plan (incl. operating budget)	Annually, within 30 days of FYE		YES	NO
IP Report	Quarterly		YES	NO
Audit	Semi-annual		YES	NO

If Public:
10-Q	Quarterly, within 5 days of SEC filing (50 days)		YES	NO
10-K	Annually, within 5 days of SEC filing (95 days)		YES	NO

* Quarterly if no outstanding Advances w/in past 30 days

	REQUIRED	ACTUAL
Net Cash Amount	n/a		$—	—
Total amount of Borrower’s cash and	n/a	$ **	YES	NO
investments
Total amount of Borrower’s cash and	> 50% of all accounts **	$	YES	NO
investments maintained with Bank	**Cash/investments outside of Bank must be less than 50% of all cash and investments

REPORTING COVENANTS	DESCRIPTION	APPLICABLE

Legal Action > $500,000 (Sect. 6.2(a)(iv))	Notify promptly upon notice	YES	NO
Inventory Disputes > $250,000 (Sect. 6.3)	Notify promptly upon notice	YES	NO
Cross default with other agreements	Notify promptly upon notice	YES	NO
> $500,000 (Sect. 8.7)		YES	NO
Judgment > $500,000 (Sect. 8.9)	Notify promptly upon notice	YES	NO
Highest outstanding balance under Revolving Line prior to date of Certificate	$ ***/****	N/A	N/A

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES

TESTED MONTHLY (QUARTERLY IF NO OUTSTANDINGS):

Minimum Current Ratio***	> 1.25 to 1.00	to 1.00	YES	NO
Minimum Subscribers****	> 1,000,000		YES	NO

OTHER COVENANTS	REQUIRED	ACTUAL	COMPLIES

Permitted Acquisitions	<$30 million*****		YES	NO

Permitted Indebtedness for equipment leases	<$250,000		YES	NO

Permitted Investments for stock repurchase	<$250,000		YES	NO

Permitted Investments in Subsidiaries	<$100,000******		YES	NO

Permitted Investments for employee loans	<$250,000		YES	NO

Permitted Investments for joint ventures	<$100,000		YES	NO

Permitted Liens for equipment leases	<$250,000		YES	NO

Permitted Transfers	<$250,000		YES	NO

***	Applicable at all times after date Revolving Line outstandings are first equal to or exceed $5 million
****	Applicable at all times after date Revolving Line outstandings are first equal to or exceed $5 million
*****	$30 million if Net Cash Amount >$20 million; otherwise $0
******	$2 million (less Investment in ICP license entity) in Carbonite China if Net Cash Amount < $15 million; $5 million (less Investment in ICP license entity) in Carbonite China if Net Cash Amount > $15 million

Please Enter Below Comments Regarding Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,

Authorized Signer

Name:

Title:

EXHIBIT F

PRIME REFERENCED RATE ADDENDUM

PRIME REFERENCED RATE ADDENDUM TO

LOAN AND SECURITY AGREEMENT

This Prime Referenced Rate Addendum to Loan and Security Agreement (this “Addendum”) is entered into as of August 30, 2012, by and between Comerica Bank (“Bank”) and Carbonite, Inc., a Delaware corporation (“Borrower”). This Addendum: (a) supplements the terms of the Loan and Security Agreement dated as of May 11, 2011 by and between Borrower and Bank (as the same may be amended, modified, supplemented, extended or restated from time to time, collectively, the “Agreement”); and (b) amends and restates, in its entirety, but without novation, the Prime Referenced Rate Addendum to Loan and Security Agreement dated as of May 11, 2011 by and between Borrower and Bank.

1. Definitions. As used in this Addendum, the following terms shall have the following meanings. Initially capitalized terms used and not defined in this Addendum shall have the meanings ascribed thereto in the Agreement.

a. “Applicable Margin” means one quarter of one percent (0.25%) per annum.

b. “Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in San Jose, California, and, in respect of notices and determinations relating to the Daily Adjusting LIBOR Rate, also a day on which dealings in dollar deposits are also carried on the London interbank market and on which banks are open for business in London, England.

c. “Change in Law” means the occurrence, after the date hereof, of any of the following: (i) the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not applicable to Bank on such date, or (ii) any change in interpretation, administration or implementation thereof of any such law, treaty, rule or regulation by any Governmental Authority, or (iii) the issuance, making or implementation by any Governmental Authority of any interpretation, administration, request, regulation, guideline, or directive (whether or not having the force of law), including any risk-based capital guidelines. For purposes of this definition, (x) a change in law, treaty, rule, regulation, interpretation, administration or implementation shall include, without limitation, any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation administration or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration or implementation, and (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or promulgated, whether before or after the date hereof, and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall each be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

d. “Daily Adjusting LIBOR Rate” means, for any day, a per annum interest rate which is equal to the quotient of the following:

(1)

for any day, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 8:00 a.m. (California time) (or as soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service) on any day, the “Daily Adjusting LIBOR Rate” for such day shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or in the absence of such other service, the “Daily Adjusting LIBOR Rate” for such day shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 8:00 a.m.

(California time) (or as soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day, in the interbank eurodollar market in an amount comparable to the outstanding principal amount of the Obligations and for a period equal to one (1) month;

divided by

(2)	1.00 minus the maximum rate (expressed as a decimal) on such day at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

e. “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supranational bodies such as the European Union or the European Central Bank).

f. “LIBOR Lending Office” means Bank’s office located in the Cayman Islands, British West Indies, or such other branch of Bank, domestic or foreign, as it may hereafter designate as its LIBOR Lending Office by notice to Borrower.

g. “Prime Rate” means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

h. “Prime Referenced Rate” means, for any day, a per annum interest rate which is equal to the Prime Rate in effect on such day, but in no event and at no time shall the Prime Referenced Rate be less than the sum of the Daily Adjusting LIBOR Rate for such day plus two and one-half percent (2.50%) per annum. If, at any time, Bank determines that it is unable to determine or ascertain the Daily Adjusting LIBOR Rate for any day, the Prime Referenced Rate for each such day shall be the Prime Rate in effect at such time, but not less than two and one-half percent (2.50%) per annum.

2. Interest Rate. Subject to the terms and conditions of this Addendum, the Obligations under the Agreement shall bear interest at the Prime Referenced Rate plus the Applicable Margin.

3. Payment of Interest. Accrued and unpaid interest on the unpaid balance of the Obligations outstanding under the Agreement shall be payable monthly, in arrears, on the first day of each month, until maturity (whether as stated herein, by acceleration, or otherwise). In the event that any payment under this Addendum becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rates set forth in this Addendum. Interest accruing hereunder shall be computed on the basis of a year of 360 days, and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the applicable interest rate as a result of any change in the Prime Referenced Rate on the date of each such change.

4. Bank’s Records. The amount and date of each advance under the Agreement, its applicable interest rate, and the amount and date of any repayment shall be noted on Bank’s records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve Borrower of its obligations to repay Bank all amounts payable by Borrower to Bank under or pursuant to this Addendum and the Agreement, when due in accordance with the terms hereof.

5. Default Interest Rate. From and after the occurrence of any Event of Default, and for so long as any such Event of Default remains unremedied or uncured thereafter, the Obligations outstanding under the Agreement shall bear interest at a per annum rate of five percent (5%) above the otherwise applicable interest rate hereunder, which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to five percent (5%) of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor, but acceptance of payment of any such charge shall not constitute a waiver of any Event of Default under the Agreement. In no event shall the interest payable under this Addendum and the Agreement at any time exceed the maximum rate permitted by law.

6. Prepayment. Borrower may prepay all or part of the outstanding balance of any Obligations at any time without premium or penalty. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid. Borrower hereby acknowledges and agrees that the foregoing shall not, in any way whatsoever, limit, restrict, or otherwise affect Bank’s right to make demand for payment of all or any part of the Obligations under the Agreement due on a demand basis in Bank’s sole and absolute discretion.

7. Regulatory Developments or Other Circumstances Relating to the Daily Adjusting LIBOR Rate.

a. If any Change in Law shall: (a) subject Bank to any tax, duty or other charge with respect to this Addendum or any Obligations under the Agreement, or shall change the basis of taxation of payments to Bank of the principal of or interest under this Addendum or any other amounts due under this Addendum in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its LIBOR Lending Office imposed by the jurisdiction in which Bank’s principal executive office or LIBOR Lending Office is located); or (b) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank, or shall impose on Bank or the foreign exchange and interbank markets any other condition affecting this Addendum or the Obligations; and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Obligations or to reduce the amount of any sum received or receivable by Bank under this Addendum by an amount deemed by Bank to be material, then Borrower shall pay to Bank, within fifteen (15) days of Borrower’s receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to Borrower, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.

b. In the event that any Change in Law affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Obligations, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the maintaining of such Obligations to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then Borrower shall pay to Bank, within fifteen (15) days of Borrower’s receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to maintaining any Obligations. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by Bank and submitted by Bank to the undersigned, shall be conclusive and binding for all purposes absent manifest error.

8. Legal Effect. Except as specifically modified hereby, all of the terms and conditions of the Agreement remain in full force and effect.

9. Conflicts. As to the matters specifically the subject of this Addendum, in the event of any conflict between this Addendum and the Agreement, the terms of this Addendum shall control.

[Remainder of page left blank]

IN WITNESS WHEREOF, the parties have agreed to the foregoing as of the date first set forth above.

COMERICA BANK		CARBONITE, INC.

By:	/s/ James Demoy	By:	/s/ David Friend
Name:	James Demoy	Name:	David Friend
Title:	Vice President	Title:	Chief Executive Officer

[Signature Page to Prime Referenced Rate Addendum to Loan and Security Agreement]